EXHIBIT NO. 12



            NUI CORPORATION AND SUBSIDIARIES
            CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
            (Dollars in thousands)


                                     Year Ended September 30,
                                 1999      1998     1997      1996    1995
            Income from
            continuing
            operations before    $41,718   $21,024  $30,172   $23,040 $ 8,644
            income taxes

            Less:
            Adjustment related
            to equity              (631)     (402)  (2,317)       --      --
            investments

            Add:
            Interest element of
            rentals charged to
            income (a)             3,144     3,239    3,299     2,930   3,220
             Interest expense     21,836    20,496   21,374    19,808  20,032
                                 -------   -------  -------   ------- -------
            Earnings as defined  $66,067   $44,357  $52,528   $45,782 $31,896
                                 =======   =======  =======   ======= =======
            Interest expense      21,836    20,496   21,374    19,808 19,814
            Capitalized               83       272      186       150    218
            interest
            Interest element of
            rentals charged to
            income (a)             3,144     3,239    3,299     2,930   3,220
                                 -------   -------  -------   ------- -------
               Fixed charges as
                defined          $25,063   $24,007  $24,859   $22,888 $23,252
                                 =======   =======  =======   ======= =======
            Consolidated ratio
            of                      2.64      1.85     2.11      2.00    1.37
            earnings to fixed
            charges
                                 -------   -------  -------   ------- -------


            (a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.